EXHIBIT 10.9

AGREEMENT

THIS AGREEMENT is dated for reference this 6th day of April, 2005.

BETWEEN:

IAS COMMUNICATIONS, INC. an Oregon corporation having an office at 1103 – 11871 Horseshoe Way, Richmond, B.C., V7A 5H5.

(hereinafter referred to as the “IAS”)

OF THE FIRST PART

AND:

JGR PETROLEUM, INC. a British Columbia corporation having an office at 1103 – 11871 Horseshoe Way, Richmond, B.C., V7A 5H5.

(hereinafter referred to as the “JGR")

OF THE SECOND PART

WHEREAS:

A.	IAS agrees to purchase an interest in two producing wells located in Burleson County, Texas from JGR as follows:

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows:

1.	IAS agrees to issue 1,000,000 shares of restricted common stock of IAS Communications Inc. to JGR Petroleum for full consideration of the 2 wells listed below:

• Herrman, Roy #4 Well - 15.5% working interest
• #C-S-1 Well - 6.65% working interest (5.14% net interest)

The operator of the wells is Anadarko Petroleum Corporation. The last net revenue for the month of February 2005 was US$2,128.

2.	Both parties agree to sign a more formal agreement upon request by either party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 6 day of April, 2005.

IAS COMMUNICATIONS, INC.	JGR PETROLEUM, INC.

/s/ Jennifer Lorette	/s/ John Robertson
Signature	Signature

Jennifer Lorette	John Robertson
Print Name	Print Name
Director	President
Title	Title

Schedule for issuance of 1,000,000 shares of IAS Communications, Inc. to JGR Petroleum, Inc.

One share of IAS Communications, Inc. will be issued for every $0.10 of revenue based on quarterly reports to be issued every three (3) months.